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                       [DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Heritage Commerce Corp on Form S-1 of our report dated January 23, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


San Jose, California

April 14, 1998